Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

June 12, 2024

Abeona Therapeutics Inc.

6555 Carnegie Avenue, 4th Floor

Cleveland, OH 44103

Ladies and Gentlemen:

We have acted as counsel for Abeona Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (the “Registration Statement”) including the prospectus that is part of the Registration Statement (the “Base Prospectus”) and the Open Market Sale Agreement prospectus that is part of the Registration Statement (the “ATM Prospectus”), filed on the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”)., The Base Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale from time to time by the Company of up to an aggregate of $300,000,000 (i) shares of the Company’s common stock, $0.01 par value (the “Common Stock”), (ii) shares of the Company’s preferred stock, $0.01 par value (the “Preferred Stock”), (iii) warrants to purchase Common Stock, Preferred Stock or Debt Securities (as defined below) (the “Warrants”), (iv) one or more series of the Company’s debt securities (collectively, the “Debt Securities”), and (v) any combination of the Securities described in clauses (i)-(iv) (together with the ATM Shares (as defined below), the “Securities”).

The ATM Prospectus relates to the sale by the Company of shares of Common Stock having an aggregate offering price of up to $75,000,000 (the “ATM Shares”), pursuant to the Open Market Sale Agreement, dated August 17, 2018, as amended on November 19, 2021, with Jefferies LLC (the “ATM Agreement”).

This opinion letter is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

As counsel to the Company, in rendering the opinions hereinafter expressed, we have examined and relied upon originals or copies of such corporate records, agreements, documents and instruments as we have deemed necessary or advisable for purposes of this opinion, including (i) the certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”) of the Company, (ii) the Registration Statement and the exhibits thereto filed with the Commission, (iii) the Base Prospectus, (iv) the ATM Prospectus, (v) the ATM Agreement, and (vi) the resolutions and written actions of the board of directors referenced above.

Brussels       Chicago       Dallas       Frankfurt       Houston       London Los       Angeles Milan

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Abeona Therapeutics Inc.

June 12, 2024

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

A. the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established (other than the ATM Shares which have been duly authorized and established by proper action of the board of directors), in accordance with the Certificate of Incorporation, the Bylaws and applicable Delaware law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

B. prior to the issuance of shares of one or more series of Preferred Stock, an appropriate certificate of designation relating to each such series of Preferred Stock will have been duly authorized by Corporate Action and filed with the Secretary of State of the State of Delaware;

C. any series of the Debt Securities will be issued under a senior indenture and/or a subordinated indenture relating to such Debt Securities (together with the supplemental indentures relating thereto, the “Indenture”) that shall be entered into, in each case, between the Company and a trustee (the “Trustee”), a form of which has been attached as an exhibit to the Registration Statement, as such Indenture may further be supplemented, in connection with the issuance of each such series, by a supplemental indenture or other appropriate action of the Company creating such series (each, a “Supplemental Indenture”) (the Indenture and any Supplemental Indenture are collectively referred to as the “Indentures”);

D. to the extent that the obligations of the Company under the Indentures may depend upon such matters, (i) the Trustee will be (A) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (B) duly qualified to engage in the activities contemplated by the Indentures; (ii) a Form T-1 will be filed with the Commission with respect to the trustee executing any Indenture or any Supplemental Indenture; (iii) the Indentures will have been duly authorized, executed and delivered by the Trustee and will constitute the legal, valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with their respective terms; (iv) the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indentures, with all applicable laws and regulations; and (v) the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indentures;

E. the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

Abeona Therapeutics Inc.

June 12, 2024

F. a Prospectus Supplement will have been prepared, delivered (including through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act) and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

G. all Securities will be issued and sold in compliance with applicable federal and state securities laws; and

H. a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (other than with respect to the ATM Shares, for which the ATM Agreement has been duly authorized and validly executed and delivered by the Company).

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. The ATM Shares, to be issued and sold by the Company, have been duly authorized for issuance and, when issued, sold and delivered for consideration (of not less than par value per share of the Common Stock) and in the manner contemplated by the ATM Agreement and the ATM Prospectus and in accordance with the resolutions duly adopted by the Board, will be validly issued, fully paid and nonassessable.

2. Upon due authorization by Corporate Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

3. Upon due authorization by Corporate Action of the issuance and sale of shares of a series of Preferred Stock and upon issuance and delivery of such shares of Preferred Stock against payment for such shares in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

4. With respect to the Warrants, when both (a) upon due authorization by Corporate Action of the issuance and terms of the Warrants and related matters, and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive placement agency, underwriting, subscription, warrant or similar agreement duly authorized, executed and delivered by the Company and any applicable warrant agent and the certificates for the Warrants have been duly executed and delivered by the Company and any applicable warrant agent, then the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Abeona Therapeutics Inc.

June 12, 2024

5. When the particular series of Debt Securities has been duly established in accordance with the terms of the applicable Indenture, the specific terms of a particular issuance of Debt Securities have been duly authorized by Corporate Action and are in accordance with the terms of the applicable Indenture, the applicable Indenture is duly executed and delivered by the Company, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment for such Debt Securities, in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company.

The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America, and we express no opinion with respect to the laws of any other country, state or jurisdiction. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

The opinions set forth in paragraphs 3, 4 and 5 above are qualified in that the legality or enforceability of the documents referred to therein may be (a) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (b) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be sought and (c) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing. Insofar as provisions of any of the documents referenced in this opinion letter provide for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.

We express no opinion as to the application of the securities or blue sky laws of the several states to the sale of the securities. The opinions expressed herein are limited to matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof. The opinions expressed herein are rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein. The opinions expressed herein are expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Registration Statement and in the Base Prospectus, the ATM Prospectus or any supplemental prospectus thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP